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                                     EXHIBIT 10.2

             AMENDMENT NO. 1 TO FIRST RESTATED CONVERTIBLE LOAN AGREEMENT

     THIS AMENDMENT NO. 1 TO FIRST RESTATED CONVERTIBLE LOAN AGREEMENT (this "Agreement") is executed as of this 11th day of December, 1998 by and among Canmax Inc. ("Canmax"), Canmax Telecom, Inc. ("CTI" and together with Canmax referred to as "Borrower"), and Founders Equity Group, Inc. ("Founders"), on its own behalf and as agent for various parties (collectively, "Lenders").

                                  R E C I T A L S :

     A. Founders is the owner of 863,364 shares of common stock of Canmax, and Canmax has the obligation to register, upon demand, such shares for resale by Founders pursuant to an effective registration statement under the Securities Act of 1933, as amended, as set forth in the Registration Rights Agreement dated May 1, 1997 ("Registration Agreement").

     B. Lenders, Borrower, Canmax Retail Systems, Inc. ("CRSI") and USCommunications Services, Inc. ("USC") have previously executed the First Restated Convertible Loan Agreement dated as of March 31, 1998 (the "Original Agreement") providing for lending of up to $2.5 million to the borrowers thereunder.

     C. Pursuant to the Asset Purchase Agreement dated as of September 3, 1998 (the "Purchase Agreement") between Canmax, CRSI and Affiliated Computer Services, Inc. ("ACS"), CRSI agreed to sell substantially all of its assets to ACS for $4.0 million plus the additional consideration provided therein.

     D. As a condition to the consummation of the Purchase Agreement, Lenders were required to release their liens on the assets of CRSI transferred to ACS.

     E. By Letter Agreement dated August 25, 1998 (the "Letter Agreement"), Lenders agreed, upon the consummation of the Purchase Agreement, to release their liens on the assets to be transferred to ACS and to accept the repayment of approximately $1.0 million of outstanding indebtedness under the Loan Agreement and to convert the remaining indebtedness of approximately $.5 million into shares of Canmax common stock at a conversion price of $.50 per share.

     F. Pursuant to the Original Agreement, Canmax had the obligation to register, upon demand, any shares issued upon the conversion of indebtedness outstanding thereunder for resale by Lenders pursuant to an effective registration statement under the Securities Act of 1933, as amended (collectively, with the registration obligations under the Registration Agreement, the "Registration Obligation").

     G. Borrowers and Lenders desires to amend the Registration Agreement, the Original Agreement and the Letter Agreement, as further provided herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. ACKNOWLEDGMENT OF RECEIPT OF CONSIDERATION AND CONVERSION OBLIGATION. Lender hereby acknowledges having received payment of $1.0 million principal plus all accrued but unpaid interest through the date hereof. Further, Lenders acknowledge that, upon the consummation of the Purchase Agreement, they were obligated, at Canmax's request, to convert the remaining $500,000 of

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outstanding principal under the Loan Agreement (the "Outstanding Balance")
into shares of Canmax common stock at $.50 per share.

     2. DEFERRAL OF CONVERSION OBLIGATIONS. In consideration for (a) the waiver of the Registration Obligation (as set forth in Section 4 below), (b) the conversion price adjustment (as set forth in Section 3 below) and (c) the agreement to convert the Outstanding Balance into shares of Canmax common stock at the Adjusted Conversion Price upon the delivery of a written notice (a "Conversion Notice") to Lenders by Canmax (as set forth in Section 5 below), Canmax hereby agrees that the obligation of Lenders to convert the Outstanding Balance shall be deferred until Lender's receipt of a Conversion Notice from Canmax.

     3. ADJUSTED CONVERSION PRICE. From and after the date hereof, the Conversion Price for the Outstanding Balance shall be adjusted to equal the greater of (a) $.50 per share or (b) 75% of the Closing Average (the "Adjusted Conversion Price"). As used herein, the term "Closing Average" shall mean the average closing price of Canmax common stock over the ten trading days preceding the delivery of a Conversion Notice, as reported on the NASDAQ stock market, OTC Bulletin Board or other exchange or quotation system on which shares of Canmax common stock may be quoted or listed.

     4. WAIVER OF REGISTRATION OBLIGATION. Lenders hereby waive, on their own behalf and on behalf of any successors and assigns, any right to require Canmax to fulfill its Registration Obligation until the earlier of (a) Canmax's delivery of a Conversion Notice or (b) February 1, 1999.

     5. CONVERSION OBLIGATION. Lenders hereby agree to convert the Outstanding Balance at the Adjusted Conversion Price upon the receipt of a Conversion Notice from Canmax. Nothing contained herein shall restrict Lenders' right to convert the Outstanding Balance in accordance with the terms of the Original Agreement at the Adjusted Conversion Price.

     6. INTEREST ON OUTSTANDING BALANCE. The Outstanding Balance shall continue to accrue interest at the rate of 9% per annum from and after the date hereof, which amounts shall be payable at the beginning of each calendar quarter within five days following Canmax's receipt of a statement of interest due from Lenders.

     7. EFFECT OF AMENDMENT. Except as amended hereby, the Original Agreement shall continue in full force and effect. In the event of any conflict between the terms of this Agreement and the Original Agreement, the terms of this Agreement shall prevail.

     8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, taken together, shall constitute one and the same document. Founders is authorized to execute this Agreement on behalf of Lenders.

     9. USC AND CRSI. Lenders have previously consented to the rescission of Canmax's acquisition of USC and the sale of substantially all of the assets of CRSI. Therefore, Lenders acknowledge and agree that they shall have no continuing liens upon USC or CRSI and that neither of such entities shall continue to be a party to the Original Agreement.

     10. TERMINATION OF COMMITMENT. Lenders shall have no further obligation to advance any amounts pursuant to Loan Agreement.

     11. FURTHER ASSURANCES. Borrower hereby agrees to execute any additional documents necessary to reflect the intent of this Agreement or otherwise required under the Original Agreement,

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including, without limitation, the execution and recording of any financing statements (or amendments to existing financing statements) with regard to Canmax, CTI or any other subsidiaries of Borrower.

     EXECUTED as of the date first written above.


                                        CANMAX INC.


                                        By:  /s/ Roger D. Bryant
                                                 Roger D. Bryant, President


                                        CANMAX TELECOM, INC.


                                        By:  /s/ Roger D. Bryant
                                                 Roger D. Bryant, President



                                        FOUNDERS EQUITY GROUP, INC., ON ITS
                                        OWN BEHALF AND AS AGENT FOR LENDERS

                                        By:  /s/ Thomas Spackman
                                                 Thomas Spackman, President





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